UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
INVERNESS MEDICAL INNOVATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	04-3565120 (IRS employer identification no.)

51 Sawyer Road, Suite 200 Waltham, Massachusetts (Address of principal executive offices)	02453 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series B Convertible Perpetual Preferred Stock	American Stock Exchange LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-149259
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1.   Description of Registrant’s Securities to be Registered.
A description of the Series B Convertible Perpetual Preferred Stock (the “Series B Preferred Stock”) of the Registrant to be registered hereunder is set forth in the “Description of Inverness Series B Preferred Stock” of the proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in Amendment No. 2 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2008, which description is incorporated herein by reference. Such Proxy Statement/Prospectus may hereafter be amended or supplemented and filed as part of an amendment or supplement to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and any such amendment or supplement is hereby incorporated by reference.
Item 2.   Exhibits.
The following exhibits have been filed with the Securities and Exchange Commission:

Exhibit No.	Description of Exhibit

(1)	Proxy Statement/Prospectus of Inverness Medical Innovations, Inc. (incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-4 filed on April 3, 2008).

(2)
Certificate of Designation for the Series B Convertible Perpetual Preferred Stock attached as Annex B to the Registrant’s Registration Statement on Form S-4/A dated March 26, 2008, filed with the SEC on February 14, 2008 and incorporated by reference herein.

(3)
Amended and Restated Certificate of Incorporation of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-149259)).

(4)
First Amendment to the Amended and Restated Certificate of Incorporation of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007).

(5)
Certificate of Correction to the First Amendment to the Amended and Restated Certificate of Incorporation of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006).

(6)
Second Certificate of Correction to the First Amendment to the Amended and Restated Certificate of Incorporation of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-4 (File No. 333-149259)).

(7)	Amended and Restated By-laws of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-149259)).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: May 8, 2008	By:	/s/ David Teitel
		Name:	David Teitel
		Title:	Chief Financial Officer